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                                                                Exhibit 10.11(b)

                            AVESTA TECHNOLOGIES, INC.

                           STOCK RESTRICTION AGREEMENT

      AGREEMENT, made as of the 19th day of December, 1996, by and among Avesta Technologies, Inc., a Delaware corporation (the "Company"), and David Arbeitel (the "Stockholder").

      WHEREAS, the Stockholder is the holder of an aggregate of 389,457 shares of common stock, $.01 par value, of the Company (the "Common Stock");

      WHEREAS, the Company desires to place certain restrictions on the disposition of shares of Common Stock held by the Stockholder and the parties are willing to execute this Agreement and to be bound by the provisions hereof;

      WHEREAS, the Company has entered into a certain Series A Preferred Stock and Warrant Purchase Agreement (the "Purchase Agreement") dated December 10, 1996 between the Company and the entities listed on the Schedule of Purchasers attached as Exhibit A to the Purchase Agreement (the "Purchasers"); and

      WHEREAS, it is a condition to the obligations of the Purchasers under the Purchase Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof;

      NOW, THEREFORE, in consideration of the foregoing, the agreements set forth below, and the parties' desire to provide for continuity of ownership of the Company to further the interests of the Company and its present and future stockholders, the parties hereby agree with each other as follows:

      1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

            (a) "Stock" shall mean and include all shares of Common Stock; and all other securities-of the Company which may be issued in exchange for or in respect of shares of Common Stock (whether by way of stock split, stock dividend, combination, reclassification, reorganization or any other means).

            (b) "Shares" shall mean and include all shares of Stock owned by the Stockholder.

            (c) As used in the context of the Stockholder's employment with the Company, "For Cause" shall mean and include (i) a material breach of the Noncompetition and Nonsolicitation Agreement or the Nondisclosure and Developments Agreement between the Company and the Stockholder, (ii) conviction of a felony, a crime of moral turpitude or any crime against the Company, (iii) repeated substance abuse, (iv) habitual failure to report to work or (v) failure to follow the directions of the Board of Directors after thirty (30) days' written notice by the Board of Directors of such initial failure.
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      2. Prohibited Transfers.

            (a) The Stockholder shall not sell, assign, transfer, pledge, hypothecate, mortgage, encumber or dispose of all or any of his Shares except
(i) Vested Shares, as defined in Section 3(b), (ii) to the Company or (iii) as expressly provided in this Agreement. Notwithstanding the foregoing, the Stockholder may transfer all or any of his Shares (i) by way of gift to any member of his family or to any trust for the benefit of any such family member or the Stockholder, provided that any such transferee shall agree in writing with the Company, as a condition to such transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Stockholder, or (ii) by will or the laws of descent and distribution, in which event each such transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Stockholder. As used herein, the word "family" shall include any spouse, lineal ancestor or descendant, brother or sister.

            (b) The Stockholder agrees that in connection with any underwritten public offering of Common Stock, upon the request of the Company or the principal underwriter managing such public offering, the Shares may not be sold, offered for sale or otherwise disposed of without the prior written consent of the Company or such underwriter, as the case may be, for at least 180 days after the effectiveness of the registration statement filed in connection with such offering, or such longer period of time as the Board of Directors of the Company may determine if all of the Company's directors, officers and affiliates agree to be similarly bound. This Section 2(b) shall expressly survive a termination of this Agreement pursuant to Section 4 hereof.

      3. Option of Company Conditioned Upon Termination of Employment or Sale of Series A Preferred Stock.

            (a) If the Stockholder shall for any reason, including, without limitation, death, disability or involuntary removal with or without cause, cease to be employed in any capacity by the Company or any of its subsidiaries, the Company may within 120 days from the date upon which the Stockholder shall so cease to be employed, exercise its option under this Section 3 to purchase from the Stockholder all of his Shares (all Shares being subject to equitable adjustment for any stock split, stock dividend, combination of shares or the like and based upon Common Stock or Common Stock equivalents) other than any of such Shares which now are or hereafter become Vested Shares, as defined in
Section 3(b).

            (b) "Vested Shares" shall mean the following amounts of the Shares on the following dates: twenty-five percent (25%) of the Shares shall vest on the first anniversary of the date of the date of the Purchase Agreement, and 1/48th of the Shares shall vest on the first day of each month following the anniversary of the date of the Purchase Agreement, provided that, if the Stockholder's termination is For Cause, no such additional Shares shall become Vested Shares after the date upon which the Stockholder shall cease to be employed in any capacity by the Company or any of its subsidiaries. If the Stockholder's employment by the Company is terminated other than For Cause, the Stockholder's Vested Shares shall include Shares that would have vested had the Stockholder remained employed for an additional twelve (12) months from the employment termination date. In addition, upon an Acquisition (as defined in the Company's 1996 Stock Plan) of the Company then immediately prior to the consummation of such Acquisition, such portion of the Shares as would have vested pursuant to this Section 3(b) if


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the Stockholder had continued to be employed with the Company during the twelve
(12) month period immediately following any of the foregoing events shall become Vested Shares.

            (c) The purchase price of any Shares for which the Company exercises its option under this Section 3 (the "Option Price") shall be $.0000037 (such price being subject to equitable adjustment for any stock split, stock dividend, combination of shares or the like and based upon Common Stock or Common Stock equivalents).

            (d) If the Company desires to exercise its option to purchase, it shall do so by communicating in writing its election to purchase to the Stockholder, which communication shall state the number of Shares the Company is electing to purchase and the Option Price and shall be delivered in person or mailed to the Stockholder at the address set forth accordance with Section 8 below within the 120-day period provided for in Section 3(a). The sale of the Shares to be sold to the Company pursuant to this Section 3 shall be made at the offices of the Company on the 20th day following the date of the Company's written election to purchase (or if such 20th day is not a business day, then on the next succeeding business day). Such sale shall be effected by the Stockholder's delivery to the Company of a certificate or certificates evidencing the Shares to be purchased by it, duly endorsed for transfer to the Company, against payment to the Stockholder by the Company of the Option Price for each Share to be purchased by the Company.

      4. Term. This Agreement shall terminate on the fourth anniversary of the date of this Agreement.

      5. Failure to Deliver Shares. If the Stockholder becomes obligated to sell any Shares to the Company under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, the Company, may, at its option, in addition to all other remedies it may have, send to the Stockholder the purchase price for such Shares as is herein specified. Thereupon, the Company upon written notice to the Stockholder, (a) shall cancel on its books the certificate or certificates representing the Shares to be sold and (b) shall issue, in lieu thereof, in the name of the Company a new certificate or certificates representing such Shares, and thereupon all of the Stockholder's rights in and to such Shares shall terminate.

      6. Specific Enforcement. The Stockholder expressly agrees that the Company will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by the Stockholder, the Company shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

      7. Legend. Each certificate evidencing any of the Shares shall bear a legend substantially as follows:

            "The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all the terms and conditions of a certain Stock Restriction Agreement dated as of December 19, 1996, a copy of which the Company


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            will furnish to the holder of this certificate upon request and without charge."

      8. Notices. Notices given hereunder shall be deemed to have been duly given on the date of personal delivery or on the date of postmark if mailed by certified or registered mail, return receipt requested, to the party being notified at his or its address specified on the applicable signature page hereto or such other address as the addressee may subsequently notify the other parties of in writing.

      9. Entire Agreement and Amendments. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the parties hereto. To the extent any term or other provision of any other indenture, agreement or instrument by which any party hereto is bound conflicts with this Agreement, this Agreement shall have precedence over such conflicting term or provision.

      10. Governing Law; Successors and Assigns. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and shall in all respects be interpreted, enforced and governed under the internal and domestic laws of such state, without giving effect to the principles of conflicts of laws of such state. Any claims or legal actions by one party against the other arising out of the relationship between the parties contemplated herein (whether or not arising under this Agreement) shall be governed by the laws of the State of New York and shall be commenced and maintained in any state or federal court located in such state, and the parties hereby submit to the jurisdiction and venue of any such count. This Agreement shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties.

      11. Waivers. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

      12. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

      13. Captions. Captions are for convenience only and are not deemed to be part of this Agreement.

      14. Continuation of Employment. Nothing in this Agreement shall create an obligation on the Company to continue the Stockholder's employment with the Company.

      15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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      IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

                                    COMPANY:

                                    AVESTA TECHNOLOGIES, INC.


                                    By:    /s/ Kam M. Saifi
                                           -------------------------------------

                                    Title: President
                                           -------------------------------------

                                    Address:    2041 Winding Brook Way
                                                --------------------------------
                                                Scotch Plains, NJ  07076
                                                --------------------------------


                                    STOCKHOLDER:


                                    /s/ David Arbeitel
                                    --------------------------------------------

                                    Address:    2041 Winding Brook Way
                                                --------------------------------
                                                Scotch Plains, NJ  07076
                                                --------------------------------


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